SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 13, 2016

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Mt. Pleasant St. NW, North Canton, Ohio 44720-5450

(Address of Principal Executive Offices) (Zip Code)

(234) 262-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2016, The Timken Company (the “Company”) announced the appointment of Shelly M. Chadwick, age 44, as Vice President – Finance and Chief Accounting Officer, effective November 1, 2016, replacing J. Ted Mihaila, the Company’s Senior Vice President and Corporate Controller. On September 9, 2016, Mr. Mihaila and the Company agreed that he would remain with the Company until his retirement on December 1, 2016.

Ms. Chadwick joined the Company in 2011 as Assistant Corporate Controller and in 2013 became Controller of the Company’s Process Industries segment. In 2014, she was named Vice President of Treasury with her responsibilities expanded thereafter to include Investor Relations.

In connection with her appointment, Ms. Chadwick and the Company entered into the Company’s standard officer indemnification agreement and a severance agreement (the “Severance Agreement”). The form of officer indemnification agreement was previously filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2013 as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q and the form of Severance Agreement was previously filed with the SEC on February 24, 2016 as Exhibit 10.1 to the Company’s Annual Report on Form 10-K.

As Vice President – Finance and Chief Accounting Officer, Ms. Chadwick will receive an annual base salary and will participate in the Company-wide Annual Performance Award plan and in the Company’s Long-Term Incentive Plan, which provides for long-term incentive grants the value of which is linked directly to the performance of the Company or the price of its common shares. Ms. Chadwick will also be entitled to participate in the Company’s retirement income programs and in its broad-based benefit programs, including health, disability and life insurance programs, and will be entitled to certain perquisites.

Pursuant to the Severance Agreement, in the event Ms. Chadwick’s employment is terminated without “cause” by the Company, Ms. Chadwick will receive, among other benefits, severance equal to 1.0 times the sum of: (a) her annual base salary in effect prior to the termination; and (b) her target annual amount of incentive compensation for the year in which she is terminated. Moreover, if certain events occur, such as a reduction in her responsibilities or termination of her employment without cause following a change in control, Ms. Chadwick will be entitled to receive, among other benefits, a payment in an amount equal to a multiple of 1.5 times the sum of: (a) the greater of (i) her annual base salary in effect prior to the termination or (ii) her annual base salary in effect prior to the change in control; and (b) the greater of (i) her target annual amount of incentive compensation for the year in which her employment is terminated or (ii) her target annual amount of incentive compensation for the year in which the change in control occurs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ William R. Burkhart
William R. Burkhart Executive Vice President, General Counsel and Secretary

Date: September 13, 2016

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